Exhibit 99.1

For International Speedway:	For Speedway Motorsports:	For Action Performance:
Wes Harris Senior Director, Investor Relations (386) 947-6465	Lauri Wilks VP, Communications and General Counsel (704) 455-3239	David Riddiford Chief Financial Officer (602) 337-3999

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY AND SPEEDWAY MOTORSPORTS PARTNER TO

PURCHASE ACTION PERFORMANCE

DAYTONA BEACH, Fla.; CHARLOTTE, NC; and TEMPE, Ariz. - August 30, 2005 - International Speedway Corporation (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) (“ISC”), Speedway Motorsports Incorporated (NYSE: TRK) (“SMI”) and Action Performance Companies Inc. (NYSE: ATN) (“Action”) today announced the following:

•	ISC and SMI have partnered in a joint venture, which will conduct business under the name Motorsports Authentics, to create a leader in the production, marketing and sales of motorsports licensed merchandise, including apparel and souvenirs. Motorsports Authentics will operate as an independent company with ISC and SMI as equal owners.

•	Motorsports Authentics has entered into a definitive agreement to purchase Action for $13 per common share, or approximately $245 million, in cash. The acquisition is structured as a merger of a wholly-owned subsidiary of Motorsports Authentics into Action, and the surviving entity will be operated by Motorsports Authentics. The acquisition is expected to close by calendar year-end, and is subject to several conditions including Action shareholder approval, regulatory approvals required under the Hart-Scott-Rodino Act, consents and certificates from certain counterparties to Action’s material contracts as well as the lack of any material adverse event to Action’s business.

Strategic Rationale

Action is the leader in design, promotion, marketing and distribution of licensed merchandise. Its products include a broad range of motorsports-related die-cast replica collectibles, apparel, gifts and other memorabilia. Approximately 70 percent of the company’s 2004 product sales related to NASCAR due to its license agreements with many of the sport’s top teams and drivers. In addition, Action designs and sells products relating to other motorsports including the National Hot Rod Association, Formula One and Indy Racing League. Action also has licenses to manufacture apparel and memorabilia for the National Basketball Association, Major League Baseball, and multiple other branded organizations.

Action markets collectible die-cast products under the names Action Racing Collectibles, RCCA, Winner’s Circle, AP, Muscle Machines, Brookfield Collector’s Guild and Minichamps. Action’s brands for licensed apparel, gifts and other memorabilia include Chase Authentics, Trevco and Winner’s Circle. Action currently markets its products primarily through a combination of mass retail, domestic wholesale, trackside, international and collector’s club.

Lesa France Kennedy, President of ISC, stated, “As part of Motorsports Authentics, we believe Action has significant long-term potential for generating positive cash flow and earnings. We plan to leverage the extensive relationships and marketing expertise of both ISC and SMI to make this a successful venture. From a trackside sales perspective, ISC and SMI each promote a significant number of events in NASCAR’s three national touring series including the NASCAR NEXTEL Cup schedule. As such, we believe we can capitalize on financial and operating synergies by approaching merchandise operations as a combined entity through Motorsports Authentics. Further, through the continued execution of its initiatives to improve financial performance, we believe that Action will be better positioned to capitalize on the continued growth in the popularity of NASCAR and other forms of motorsports.”

“We believe it is strategically important for NASCAR and other motorsports to have strong, well-run companies designing, marketing and distributing racing merchandise,” commented Mr. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “Licensed product is a significant segment of the industry that has historically not been optimized. Motorsports Authentics will integrate the intellectual property rights of a significant number of NASCAR’s premier teams, drivers and tracks into a cohesive long-term merchandising strategy. It is our goal to ensure that our products are properly marketed through key distribution channels, which will help promote NASCAR and other motorsports while creating natural business synergies, particularly during event weekends.”

Operating Strategy

A four-member management committee will oversee the operations of Motorsports Authentics. The committee will be comprised of Ms. France Kennedy; John Saunders, Executive Vice President and Chief Operating Officer for ISC; Marcus Smith, Executive Vice President of National Sales and Marketing for SMI; and Mark Gambill, an SMI Board of Director member since 1995. In addition, an integration team comprised of top ISC, SMI and Action management will complement Action’s existing team of outstanding employees at all levels of the organization.

Fred Wagenhals, President and CEO of Action; David Riddiford, Action’s Chief Financial Officer; and Melodee Volosin, Action’s Chief Operating Officer, are expected to remain in key roles in the new company as they have significant knowledge and are viewed as important resources to the integration and restructuring of the business. Herb Baum, recently appointed as Executive Chairman of Action Performance, will not remain with the company after closing.

Motorsports Authentics will continue to execute Action’s plans to return its business to profitability. Action has recently announced plans to improve its financial performance, including optimizing the production, marketing and distribution of its die-cast and other products, divesting or discontinuing non-core businesses, controlling expenditures and expanding its traditional retail channels through the consolidation of certain functions.

Action recently announced a restructuring of its wholesale NASCAR die-cast distribution to a direct-to-retail model. Under this strategy, the company’s existing Charlotte, North Carolina operations, which currently manages wholesale apparel operations, would also handle fulfillment for wholesale NASCAR die-cast and apparel effective October 3, 2005. A call center is being added at that facility to handle order processing and customer service. These initiatives are expected to benefit the business through a lower cost structure, improved speed to market, and earlier awareness of consumer trends, preferences and buying habits.

“This transaction represents the best strategic option for our business,” said Mr. Wagenhals. “Under the leadership and guidance of Motorsports Authentics’ management committee and a strong integration team, the business should be able to more rapidly execute its turn around strategy, return to profitability and capitalize on future growth opportunities. I look forward to focusing my efforts on further strengthening the relationships with our licensors and distributors, and contributing to the future success of Motorsports Authentics.”

Financial Impact

Upon closing, both ISC and SMI expect to record equity investments, with each representing 50 percent of the total net consideration paid for the outstanding shares of Action. The entity will be self-sustaining and it is expected both ISC and SMI will record results of Motorsports Authentics as an equity investment.

From an earnings perspective, as the transaction is not expected to close until late in the calendar year, it is expected to minimally impact the financial results of Motorsports Authentics for 2005.

Wachovia Securities acted as financial advisors for ISC and SMI, and SunTrust Robinson Humphrey acted as financial advisors to Action in connection with the transaction.

Conference Call

The executive management teams of ISC, SMI and Action will host a conference call today with investors at 11:00 a.m. Eastern Time. To participate, dial toll free 888-693-3477 five to ten minutes prior to the scheduled start time and request to be connected to the Motorsports Authentics call. A live Webcast of the call can be accessed at www.iscmotorsports.com, www.speedwaymotorsports.com, and www.action-performance.com.

A replay will be available one hour after the end of the call through midnight Friday, September 9, 2005. To access, dial toll free 877-519-4471 and enter the code 6434798, or visit the Web sites referenced above.

About ISC

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 11 of the nation’s major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; Watkins Glen International in New York. Other motorsports entertainment facility ownership includes an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, a leading independent sports radio network; DAYTONA USA, the “Ultimate Motorsports Attraction” and official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”

About SMI

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe’s Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI

Properties subsidiaries, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network, which broadcasts syndicated motorsports programming to over 710 radio stations nationwide. For more information, visit the Company’s Website at www.speedwaymotorsports.com.

About Action

Action Performance Companies Inc. (NYSE:ATN - News) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other sports-inspired memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail and department stores, specialty dealers and select online retailers. For more information about Action Performance and its many subsidiaries, please visit the Company’s corporate Web site at www.action-performance.com.

Additional Information and Where to Find It

Action Performance has agreed to file a proxy statement in connection with the proposed Merger and related transactions. Action Performance will mail the proxy statement to its stockholders. The proxy statement will contain important information about the transaction, and Action Performance’s stockholders are urged to read the proxy statement and other relevant materials when they become available.

Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Action Performance by going to Action Performance’s investor relations page on its corporate website at www.action-performance.com or by contacting David Riddiford at Action Performance at 1480 South Hohokam Drive, Tempe, Arizona, 85281 or by phone at (602) 337-3700.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Action Performance in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Action Performance with the SEC.

This press release contains forward-looking statements regarding the parties to the transactions described in this release, including statements regarding Action Performance’s anticipated financial results, the results of its restructuring and the proposed transaction with ISC, SMI and their related entities. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in the parties’ filings with the Securities and Exchange Commission. In addition, the statements regarding the consummation of the transaction discussed in this release are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained, and that the definitive agreement will be terminated prior to closing. In the case of Action Performance, such risks include potential adverse impacts on its results of operations, financial condition and cash flows that may arise from the announcement of the proposed transaction, as well as the potential adverse impact on its ability to attract and retain customers, management and employees. The parties have incurred and will continue to incur significant advisory fees and legal and other expenses relating to the transaction. Although the parties believe that the expectations reflected in such forward-looking statements are reasonable, they cannot give any assurances that these expectations will prove to be correct. The parties disclaim any duty to publicly update or revise any forward-looking statements regarding the matters discussed in this release, whether as a result of new information, future events or otherwise. Action Performance further disclaims any responsibility for forward-looking statements or other statements made in this release concerning the other parties to the proposed transaction, including ISC, SMI and their related entities, and/or to any descriptions contained in this release concerning their proposed joint venture. Information about a party has been provided exclusively by that party or, in the case of Motorsports Authentics, its members.

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